                                                                    EXHIBIT 3.73
                                                                    ------------

                           ARTICLES OF INCORPORATION
                                       OF
                            EMCON ACQUISITION, INC.

     These Articles of Incorporation are being filed under the provisions of the Alaska Corporations Code (AS 10.06).

                                   ARTICLE I
                                   ---------

                                      Name
                                      ----

     The name of this corporation is EMCON ACQUISITION, INC.

                                   ARTICLE II
                                   ----------

                                    Purpose
                                    -------

     This corporation is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under Title 10 of the Alaska Statutes, as amended.

                                  ARTICLE III
                                  -----------

                               Registered Office
                               -----------------

     The address of the registered office of the corporation is 1031 West Fourth Avenue, Suite 600, Anchorage, Alaska 99501 and the name of the registered agent at such address is Bogle & Co. (Alaska).

                                   ARTICLE IV
                                   ----------

     There are no affiliates of the company which are nonresident aliens or corporations whose places of incorporation are outside the United States.

                                   ARTICLE V
                                   ---------

                               Authorized Shares
                               -----------------

     The total authorized number of shares of the corporation is one thousand (1,000) shares of common stock.

                                   ARTICLE VI
                                   ----------

                              Shareholders' Rights
                              --------------------

     Shareholders of this corporation have no preemptive rights to acquire additional shares issued by the corporation.

                                  ARTICLE VII
                                  -----------

                                   Directors
                                   ---------

     The initial director of the corporation is one (1) in number and his name and address is:

     Name                               Address
     ----                               -------

     Ted D. Briggs                      1921 Ringwood Avenue
                                        San Jose, California 95131

     The first director shall serve until the first meeting of shareholders or until his successors are elected and qualified.

     The number of directors may be increased or decreased from time to time by amendment to the bylaws or by resolution by the shareholders.

                                  ARTICLE VIII
                                  ------------

                          Indemnification of Directors
                          ----------------------------

     For monetary damages for breach of fiduciary duties as directors, the personal liability of the directors to the Corporation or its shareholders shall be eliminated or limited to the maximum extent permitted by AS 10.06.210(N), as the same may be hereafter amended.

                                   ARTICLE IX
                                   ----------

                                  Incorporator
                                  ------------

     The name and address of the incorporator are:

      Name                             Address
      ----                             -------

      Randal R. Jones                  5300 Two Union Square
                                       601 Union Street
                                       Seattle, Washington 98101--2322

                                   ARTICLE X
                                   ---------

                                 Voting Rights
                                 -------------

     At an election for directors, each shareholder entitled to vote at the election may vote, in person or by proxy, the number of shares of stock held by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. No cumulative voting for directors shall be permitted.

                                   ARTICLE XI
                                   ----------

                             Amendment of Articles
                             ---------------------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

     DATED:  January 22, 1990.


                                        -----------------------------------
                                        Randal R. Jones, Incorporator


STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF KING       )

     I, RANDAL R. JONES, say on oath or affirm that I have read the foregoing document and believe all statements made in the document are true.


                                        ------------------------------------
                                        Randal R. Jones

     Subscribed and sworn to or affirmed before me at Seattle, Washington, on January 22, 1990.


                                        ------------------------------------
                                        NOTARY PUBLIC in and for WASHINGTON
                                        My commission expires ________________

                             ARTICLES OF AMENDMENT
                                       OF
                           AMERICA NORTH/EMCON, INC.

     Pursuant to the provisions of AS 10.06.502 of the Alaska Corporations Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the Corporation is America North/EMCON, Inc.

     SECOND:   Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

               "The name of this corporation is EMCON Alaska, Inc."

     THIRD:    The foregoing amendment was approved by the Board of Directors of the corporation on June 1, 1993.

     FOURTH:   The foregoing amendment was approved by written consent of the sole shareholder of the corporation dated June 1, 1993.

     FIFTH:    The number of shares outstanding at the time of such adoption was
1,000 and the number of shares entitled to vote thereon was 1,000.

     SIXTH:    The number of shares voted for and against such amendment was as follows:

                      For      1,000

                      Against    -0-

     SEVENTH: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

     DATED:  June 1, 1993

                                         AMERICA NORTH/EMCON, INC.


                                         By: /s/ Lisa B. Haas
                                             ---------------------------------
                                             Lisa B. Haas, President

                                         By: /s/ Mike Bronson
                                             ---------------------------------
                                             Mike Bronson, Secretary